Exhibit 10.56

SETTLEMENT AGREEMENT AND RELEASE

This Agreement (“Agreement”) is dated this 18th day of May, 2007, by and between A.S. Kleeman & Associates, Inc. (“Kleeman”), a corporation existing under the laws of the State of Georgia, and ICT Group, Inc. (“ICT”), a corporation existing under the laws of the State of Pennsylvania.

WHEREAS, Kleeman and ICT previously entered into an agreement dated June 14, 2001 as amended from to time with respect to telemarketing services for Chase Manhattan Bank (the “Prior Agreement”).

WHEREAS, disputes and disagreements subsequently arose between the parties regarding contract rights under the Prior Agreement (the “Dispute”);

WHEREAS, Kleeman initiated an arbitration proceeding with respect to the Prior Agreement before the American Arbitration Association styled A.S. Kleeman & Associates, Inc. v. ICT Group, Inc.; AAA Case No. 30-181 Y 0036806 (the “Arbitration Proceeding”);

WHEREAS, ICT denied any liability for the claims that Kleeman asserted in the Arbitration;

WHEREAS, the parties desire to settle their various disagreements, disputes, dealings and transactions;

NOW THEREFORE, the parties, intending to be legally bound and in consideration of the mutual recitals, covenants and terms herein and for other good and valuable consideration set forth herein below, agree as follows:

1. Buy-Out Fee. Within three (3) business days following the execution of this Agreement, ICT shall pay to Kleeman, the sum of Eight Hundred Twenty-Five Thousand Dollars ($825,000.00) [the “Buy-Out Fee”] by delivery of a check issued to “Sims Moss Kline & Davis LLP in Trust for A.S. Kleeman & Associates, Inc.” Alternatively, ICT may deliver said proceeds by wire transfer to Sims Moss Kline & Davis LLP’s trust account for the benefit of A.S. Kleeman & Associates, Inc. pursuant to the wire transfer instructions attached to this Agreement as Exhibit “A.”

2. Contract Buy-Out. The parties agree that the Buy-Out Fee being paid by ICT to Kleeman represents ICT’s purchase of, and Kleeman’s corresponding sale of, any and all of Kleeman’s rights and interests in and under the Prior Agreement and shall be full and final settlement, satisfaction and payment of and for any rights and interests that may now be due or claimed to be due, or which may hereafter be due, or claimed to be due by Kleeman in and pursuant to the Prior Agreement.

3. Mutual Releases. Upon the payment and collection of the Buy-Out Fee, Kleeman, on the one hand, and ICT, on the other hand, and on behalf of their respective shareholders, members, partners, principals, attorneys, affiliates, parent corporations, subsidiaries, predecessor entities, officers, directors, employees (both past and present), predecessors, successors, representatives, agents, heirs, executors and assigns, hereby mutually release each other, and each other’s respective shareholders, members, partners, principals, attorneys, affiliates, parent corporations, subsidiaries, predecessor entities, officers, directors, employees (both past and present), predecessors, successors, representatives, agents, heirs, executors and assigns from any and all legal, equitable or other claims, counterclaims, demands, setoffs, defenses, contracts, accounts, suits, debts, agreements, actions, causes of action, sums of money, reckoning, bonds, bills, specialties, covenants, promises, variances, trespasses, damages, expenses, losses, extents, executions, judgments, controversies and disputes, and any past, present or future duties, responsibilities, or obligations (whether based on contract, tort, statute or other wrong) which are now known or may hereafter be discovered and which arise out of, or which may, can, or shall arise out of, or which have or ever had arisen out of, or which could have arisen out of, their collective and individual respective acts, omissions, transactions and dealings from the beginning of the world through the date of execution of this Agreement.

Without limiting the foregoing and by way of example only: (A) Kleeman releases, acquits and discharges ICT from any and all claims, rights, demands, charges, damages, losses and expenses arising from or in connection with the Prior Agreement, the Dispute and the Arbitration; (B) ICT releases, acquits and discharges Kleeman from any and all claims, rights, demands, charges, damages, losses and expenses arising from or in connection with the Prior Agreement, the Dispute and the Arbitration. Provided however, that Kleeman and ICT do not release one another (and do hereby expressly reserve their rights, demands, claims and causes of actions against) for any defaults, breaches and controversies arising out of or in connection with this Agreement.

4. Dismissal With Prejudice; Costs and Expenses.

(a) Concurrent with the full execution of this Agreement, the parties shall cause their respective counsel to jointly execute a Dismissal of the Arbitration With Prejudice in the form of Exhibit “B” attached hereto as to all claims and counterclaims that were or might have been asserted by either of them in the Arbitration; and said dismissal shall be temporarily held by Kleeman’s counsel of record. Upon Kleeman’s receipt and collection of the Buy-Out Fee, Kleeman shall cause its counsel to promptly file the dismissal with the Association and to advise the Association that the arbitrators may be released from further service.

(b) The parties shall bear their respective attorney’s fees and litigation costs incurred to date in the Arbitration and shall be entitled to seek refunds from the Association of any remaining portion of their respective fee deposits that each has previously made.

(c) To the extent that either party’s legal counsel has advanced or incurred any costs or expenses for the benefit of opposing counsel, whether presently invoiced or not, said charges are hereby deemed paid and satisfied in full.

5. Non-Assignment. With the exception of the Arbitration, the parties represent and warrant that they have filed no other claims, have not assigned any of their claims in whole or part and know of no other claims filed in court, arbitration, or in any other forum pertaining to the subject matter of the Arbitration, the Prior Agreement or this Agreement, and in the event that any such claims do exist, the parties agree to withdraw and dismiss them immediately upon the earlier of becoming aware of said claims or within five (5) business following receipt of notice from the other party, demanding withdrawal and dismissal.

6. Governing Law; Forum Selection. This Agreement and any other documents referred to herein shall be governed by, construed and enforced in accordance with the laws of the State of Georgia. The parties agree that any claim, cause of action, dispute or controversy that may hereafter arise in connection with or in consequence of this Agreement shall be adjudicated through arbitration conducted before the American Arbitration Association in Atlanta, Georgia according to its Commercial Arbitration Rules before one (1) arbitrator. Each party to any such arbitration shall promptly execute and deliver a Submission Agreement agreeing to be bound by said arbitration procedures and the arbitrator’s rulings and award. Either party may move to confirm any such award and obtain judgment thereon pursuant to the Federal Arbitration Act, 9 U.S.C. § 1 et seq., in any federal or state court of competent jurisdiction sitting in Georgia and Pennsylvania.

7. Notices. Any notices or other communications required or permitted by this Agreement must be in writing and shall be communicated by (i) United States Postal Service certified mail, return receipt requested; or (ii) recognized overnight commercial courier service. If notice is given by mail, it shall be deemed to have been received three (3) business days after mailing or upon receipt, whichever shall first occur. If notice is given by courier, it shall be deemed to have been received on the date of delivery, as reflected by the official delivery records of said courier service. Any party may change its address by giving notice to each other party hereto. Notices shall be delivered to the following persons:

A.S. Kleeman & Associates, Inc.

c/o Alan S. Kleeman

1416 Spyglass Hill Drive

Duluth, Georgia 30097

With a copy to counsel (which shall not constitute notice to a party):

Gerald B. Kline, Esq.

Sims Moss Kline & Davis LLP

Three Ravinia Drive

Suite 1700

Atlanta, Georgia 30346

ICT Group, Inc.

c/o General Counsel

100 Brandywine Boulevard

Newtown, PA. 18940-4000

With a copy to counsel (which shall not constitute notice to a party):

Marc J. Sonnenfeld, Esq.

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

6. Benefit and Burden. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective executors, administrators, representatives, successors, agents, heirs and assigns.

7. Compromise. This Agreement and the mutual general releases contained herein effect the compromise and settlement of disputed and contested claims, and nothing contained herein shall be construed as an admission by any party hereto of any liability of any kind to any other party.

8. Amendments and Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by each of the parties affected thereby. No failure to exercise and no delay in exercising any right, remedy, or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under this Agreement preclude any other or further exercise thereof, or the exercise of any other right, remedy, or power provided herein or by law or in equity.

9. Voluntary Agreement. The parties hereto, and each of them, further represent and declare that they have carefully read this Agreement and know the contents thereof and that they have signed the same freely and voluntarily.

10. Severability. If for any reason any provision of this Agreement is determined to be invalid or unenforceable, the remaining provisions of this Agreement nevertheless shall be construed, performed, and enforced as if the invalidated or unenforceable provision had not been included in the text of the Agreement.

11. Drafting. The drafting and negotiation of this Agreement have been participated in by each of the parties, and for all purposes this Agreement shall be deemed to have been drafted jointly by each of the parties.

12. Counterparts. If this Agreement is executed in counterparts, each counterpart shall be deemed an original, and all counterparts so executed shall constitute one Agreement binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the same counterpart.

13. Entire Agreement. All agreements, covenants, representations, promises, negotiations and warranties, express or implied, oral or written, of the parties hereto concerning the subject matter hereof are contained herein. No other agreements, promises, covenants, representations or warranties, express or implied, oral or written, have been made by any party hereto to any other party concerning the subject matter hereof. All prior and contemporaneous conversations, negotiations, promises, possible and alleged agreements, representations, covenants and warranties concerning the subject matter hereof are merged herein. This is an Integrated Agreement.

14. Signatures. The parties hereby signify their agreement to the above terms by their signatures below. The parties hereby execute this Agreement on their own behalf and/or representative capacities on behalf of Kleeman and ICT, represent that they have read the Agreement and fully understand it, that they have had sufficient time to review this Agreement before signing it, and have had an opportunity to consult with an attorney prior to signing this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

ICT Group, Inc.

By:

Title:

Print Name:

A.S. Kleeman & Associates, Inc.

By:

Title:

Print Name:

EXHIBIT “A”: WIRE INSTRUCTIONS

Atlanta Trust Account

DOMESTIC WIRE TRANSFER INSTRUCTIONS

Name of Bank:	Wachovia Bank of Georgia, N.A.
ABA Routing #: 061000227

Name of Account:	Sims Moss Kline & Davis LLP
Account #:	2000128847444
Attention:	Attorney/client name

Branch of record:

Wachovia Bank of Georgia
Perimeter Center Branch
4570 Ashford Dunwoody Road
Atlanta, GA 30346

Business Banking Representative/Contact—Heather Owen
Telephone number 770-641-1205

EXHIBIT “B”: FORM OF DISMISSAL WITH PREJUDICE

IN PROCEEDINGS BEFORE THE

AMERICAN ARBITRATION ASSOCIATION

ATLANTA CASE MANAGEMENT CENTER

A.S. KLEEMAN & ASSOCIATES, INC.,		)
)
	Claimant,	)	CASE NO. 30181 Y 0036806
)
v.		)
)
ICT GROUP, INC.,		)
)
	Respondent.	)

DISMISSAL OF CLAIMS WITH PREJUDICE

COME NOW, Claimant and Respondent herein, by and through their respective counsel, and pursuant to their Settlement and Agreement and Release dated                     , 2007, hereby dismiss WITH PREJUDICE all claims and counterclaims which they have asserted or could have asserted against one another in this proceeding.

This      day of May, 2007.

Respectfully submitted,

SIMS MOSS KLINE & DAVIS LLP

By:
Gerald B. Kline
Attorneys for Claimant
Three Ravinia Drive, Suite 1700
Atlanta, Georgia 30346
Tel: (770) 481-7200
Fax: (770) 481-7210
By:
Marc J. Sonnenfeld, Esq.
Counsel for Respondent

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

Tel: (215) 963-5000

Fax: (215)963-5001